Exhibit 10.2
EXECUTION COPY
WAIVER AND LETTER AMENDMENT NO. 3
to
AMENDED AND RESTATED
NOTE PURCHASE AGREEMENT
As of November 7, 2008

To:	Each of the Holders listed
on Exhibit A attached hereto
Ladies and Gentlemen:
     We refer to the Amended and Restated Note Purchase Agreement, dated as of March 31, 2005, as amended as of June 22, 2005, November 1, 2005, March 13, 2006 and June 29, 2006, as Amended and Restated as of July 25, 2006 and as amended by Letter Amendment No. 1 to Amended and Restated Note Purchase Agreement, dated as of March 30, 2007, and Letter Amendment No. 2 to Amended and Restated Note Purchase Agreement, dated as of September 19, 2007 (as so amended and restated and amended, the “Agreement”), among Crosstex Energy, L.P., a Delaware limited partnership (the “Company”), on one hand, and each of you (the “Holders”), on the other hand. Unless otherwise defined in this Waiver and Letter Amendment No. 3 to Amended and Restated Note Purchase Agreement (this “Amendment”), the terms defined in the Agreement shall be used herein as therein defined.
     Crosstex Seminole Gas, L.P. (“Crosstex Seminole”), a Subsidiary of the Company and a Guarantor, owns an undivided 12.4% interest (the “Seminole Plant Interest”) in a certain gas processing plant known as the Seminole Gas Processing Plant (previously known as the Seminole CO2 Recovery Plant) and as described in that certain Unit Agreement which is recorded in Volume 189, Page 559 of the Oil and Gas Records of Gaines County, Texas. Crosstex Seminole intends to sell the Seminole Plant Interest in exchange for Net Cash Proceeds (calculated without subtracting taxes paid or reasonably estimated to be payable as a result of such sale) equal to at least $75,000,000.00 (the “Seminole Plant Sale”). The Seminole Plant Sale is prohibited under paragraph 6C(5) of the Agreement.
     The Company has requested that the Holders waive the provisions of paragraphs 4F(i) and 6C(5) of the Agreement with respect to the Seminole Plant Sale and agree to make certain amendments to the Agreement as hereinafter provided. Subject to the terms and conditions specified herein, and provided that the Company agrees to certain amendments to the Agreement and the Notes set forth below, the Holders have indicated their willingness to grant such waivers and to make such amendments requested by the Company as more particularly set forth herein.
     Accordingly, subject to satisfaction of the conditions set forth in paragraph 4 hereof, and in reliance on the representations and warranties of the Company set forth in paragraph 3 hereof,

the Holders hereby agree with the Company to amend the Agreement and the Notes as provided in paragraph 1 below effective as of the Amendment No. 3 Effective Date (as defined in paragraph 4 below) and grant the waivers with respect to the Seminole Plant Sale below effective at the time provided in paragraph 2 below.
     1. Amendments.
          (a) Paragraph 1A. Authorization of Series A Notes; Exhibit A-1; Series A Notes. Paragraph 1A of the Agreement, Exhibit A-1 to the Agreement and each outstanding Series A Note is hereby amended to change the interest rate thereof from “6.95%” to “7.45%” in each place where it appears therein.
          (b) Paragraph 1B. Authorization of Series B Notes; Exhibit A-2; Series B Notes. Paragraph 1B of the Agreement, Exhibit A-2 to the Agreement and each outstanding Series B Note is hereby amended to change the interest rate thereof from “6.88%” to “7.38%” in each place where it appears therein.
          (c) Paragraph 1C. Authorization of Series C Notes, Exhibit A-3; Series C Notes. Paragraph 1C of the Agreement, Exhibit A-3 to the Agreement and each outstanding Series C Note is hereby amended to change the interest rate thereof from “6.96%” to “7.46%” in each place where it appears therein.
          (d) Paragraph 1D. Authorization of Series D Notes, Exhibit A-4; Series D Notes. Paragraph 1D of the Agreement, Exhibit A-4 to the Agreement and each outstanding Series D Note is hereby amended to change the interest rate thereof from “6.23%” to “6.73%” in each place where it appears therein.
          (e) Paragraph 1E. Authorization of Series E Notes; Exhibit A-5; Series E Notes. Paragraph 1E of the Agreement, Exhibit A-5 to the Agreement and each outstanding Series E Note is hereby amended to change the interest rate thereof from “6.32%” to “6.82%” in each place where it appears therein.
          (f) Paragraph 1F. Authorization of Series F Notes; Exhibit A-6; Series F Notes. Paragraph 1F of the Agreement, Exhibit A-6 to the Agreement and each outstanding Series F Note is hereby amended to change the interest rate thereof from “6.96%” to “7.46%” in each place where it appears therein.
          (g) Paragraph 5A. Reporting Requirements. Paragraph 5A of the Agreement is hereby amended by adding the following to the end thereof to read as follows:
“Together with any financial statements delivered under clauses (i) or (ii) hereof, the Company shall deliver a schedule showing the interest accrued on the Notes during such fiscal quarter, any Excess Leverage Fee accrued under paragraph 5R(1) hereof during such fiscal quarter and showing the computations in reasonable detail.”
          (h) Paragraph 5R. Excess Leverage Fee, RBC Fee and Interest Rate Increase. Paragraph 5R of the Agreement is hereby amended and restated to read as follows:

          “5R(1). Excess Leverage Fee. If the Leverage Ratio as of the end of any fiscal quarter, commencing with the fiscal quarter ending on September 30, 2008, is greater than 3.75:1.00, then for such fiscal quarter the Company agrees to pay to the holders of the Notes, in addition to the interest accruing on the Notes and in addition to any increase in such rate of interest that may result from the provisions of paragraph 5R(3), a fee (the “Excess Leverage Fee”), payable in arrears on or before the 45th day after the end of such fiscal quarter, equal to the product of (i) 0.75%, multiplied by (ii) the daily average outstanding principal balance of the Notes during such fiscal quarter. Notwithstanding the foregoing, no Excess Leverage Fee shall be payable with respect to any period of any fiscal quarter with respect to which a RBC Fee is payable under paragraph 5R(2). The receipt by the holders of the Notes of any Excess Leverage Fee shall not constitute a waiver of any Default or Event of Default.
          5R(2). RBC Fee. If a RBC Event occurs or has occurred and is continuing, then, in addition to the interest accruing on the Notes, the Company agrees to pay to each Holder and in addition to any increase in such rate of interest that may result from the provisions of paragraph 5R(3), a fee (the “RBC Fee”) on the daily average outstanding principal amount of such Note during the continuance of such RBC Event at a rate per annum equal to 0.75%. The RBC Fee with respect to each Note shall be calculated on the same basis as interest on such Note is calculated and shall be paid in arrears on each day upon which interest for any period is due on such Note if a RBC Event continued for any part of such period; provided, however, that any portion of the RBC Fee relating to any period prior to the time the Company first received notice of the occurrence of a RBC Event that would otherwise have been payable on a prior interest payment date or dates shall be payable within five (5) Business Days after the Company receives notice of the occurrence of such RBC Event. Notwithstanding the foregoing, any Excess Leverage Fee paid with respect to any period of any fiscal quarter with respect to which a RBC Fee is payable shall be deducted from the amount of such RBC Fee payable with respect thereto. The receipt by the Holders of any RBC Fee shall not constitute a waiver of any Default or Event of Default. The holders shall use their reasonable efforts to provide notice to the Company once they have knowledge that a RBC Event is no longer continuing.
          5R(3). Interest Rate Increase. Notwithstanding the provisions of paragraph 1A, 1B, 1C, 1D, 1E or 1F of this Agreement or the terms contained in any Note, if at any time during an Acquisition Adjustment Period the Leverage Ratio is greater than 5.25 to 1.00, then, in addition to any Excess Leverage Fee that may be payable pursuant to paragraph 5R(1) or any RBC Fee that may be payable pursuant to paragraph 5R(2), the rate of interest on each Note shall be increased by adding 0.25% to the rate of interest set forth in such Note. The payment of interest at such increased rate shall not constitute a waiver of any Default or Event of Default and the increased rate of interest on each Note resulting from any such increase shall be considered to be the coupon rate for such Note for the purposes of determining the Default Rate.”
          (i) Paragraph 6A(2). Interest Charge Coverage Ratio. Paragraph 6A(2) of the Agreement is hereby amended by deleting the number “3.00” where it appears therein and inserting therefor the number “2.50”.

          (j) Paragraph 6A(3). Leverage Ratio. Paragraph 6A(3) of the Agreement is hereby amended and restated to read as follows:
     “(a) If no Unsecured Note Indebtedness is outstanding on the applicable date of determination, the Company shall not, as of the end of any fiscal quarter, permit the Leverage Ratio for the Company and its Subsidiaries on a Consolidated basis to be greater than (i) 5.00 to 1.00 for any fiscal quarter ending on or after December 31, 2008 and on or before June 30, 2009, (ii) 4.75 to 1.00 for the fiscal quarter ending September 30, 2009, and (iii) 4.50 to 1.00 for any fiscal quarter ending thereafter; provided, however, that, for any fiscal quarter ending after December 31, 2010, during an Acquisition Adjustment Period, the maximum permitted Leverage Ratio shall be increased by 0.50 to 1.00 from the otherwise applicable ratio set forth above.
     (b) If any Unsecured Note Indebtedness is incurred or outstanding on the applicable date of determination, the Company shall not, as of the end of any fiscal quarter, permit the Leverage Ratio (calculated in accordance with paragraph 6C(2)(xi)) for the Company and its Subsidiaries on a Consolidated basis to be greater than 5.25 to 1.00 on the date any Unsecured Note Indebtedness is incurred and on the last day of any fiscal quarter ending thereafter; provided, however, that, for any fiscal quarter ending after December 31, 2010, during an Acquisition Adjustment Period, the maximum permitted Leverage Ratio shall be increased by 0.50 to 1.00 from the otherwise applicable ratio set forth above.
     (c) If any Unsecured Note Indebtedness is incurred or outstanding on the applicable date of determination, the Company shall not, as of the end of any fiscal quarter, permit the Senior Leverage Ratio (calculated in accordance with paragraph 6C(2)(xi)) for the Company and its Subsidiaries on a Consolidated basis to be greater than 4.25 to 1.0 on the date any Unsecured Note Indebtedness is incurred and on the last day of any fiscal quarter ending thereafter; provided, however, that, for any fiscal quarter ending after December 31, 2010, during an Acquisition Adjustment Period, the maximum permitted Senior Leverage Ratio shall be increased by 0.50 to 1.00 from the otherwise applicable ratio set forth above.”
          (k) Paragraph 6C(5)(vii). Sales, Etc. of Property. The following is added to the end of clause (vii) of paragraph 6C(5) of the Agreement:
“Notwithstanding the foregoing, no sale, lease, transfer or other disposition of Property during the fiscal year ended December 31, 2008 and after the Amendment No. 3 Effective Date shall be permitted under this clause (vii) other than sales, leases, transfers and dispositions of Property for consideration not exceeding $20,000,000 in the aggregate, in each case only if consummated in accordance with the waivers given under the Waiver and Letter Amendment No. 3 to this Agreement.”
          (l) Paragraph 7A(ii). Acceleration. Paragraph 7A(ii) of the Agreement is hereby amended and restated to read as follows:

     “(ii) the Company defaults in the payment of any interest on, any Excess Leverage Fee, or any RBC Fee with respect to, any Note for more than three Business Days after the date due; or”
          (m) Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is hereby amended by amending the definition of “Acquisition Adjustment Period” to delete the date “June 29, 2006” where it appears therein and inserting therefor the date “December 31, 2010”.
          (n) Paragraph 10B. Other Terms. The definition of “EBITDA” in Paragraph 10B of the Agreement is hereby amended by (i) replacing “For purposes of calculating the Leverage Ratio only” with “For purposes of calculating (x) the Leverage Ratio and (y) for any period ending prior to the Amendment No. 3 Effective Date, the Interest Charge Coverage Ratio” and (ii) adding the following paragraph to the end of such definition:
“Notwithstanding the foregoing, such pro forma adjustments to EBITDA (x) for the periods of calculation ending December 31, 2008 and March 31, 2009 shall be limited to 20% of the total actual EBITDA for such period, (y) for the period of calculation ending June 30, 2009 shall be limited to 15% of the total actual EBITDA for such period and (z) for periods of calculation ending thereafter, shall be limited to 10% of the total actual EBITDA for such period, in each case, which total actual EBITDA shall be determined without including any such pro forma adjustments to EBITDA.”
          (o) Paragraph 10B. Other Terms. The definition of “Interest Expense” in Paragraph 10B of the Agreement is hereby amended by inserting “prior to the Amendment No. 3 Effective Date” immediately after “on a pro forma basis at any time”.
          (p) Paragraph 10B. Other Terms. Paragraph 10B of the Agreement is hereby further amended by adding the following new terms in their appropriate alphabetical order as follows:
     “Amendment No. 3 Effective Date” shall have the meaning given in the Waiver and Letter Amendment No. 3 to this Agreement, dated as of November 7, 2008.
     “Excess Leverage Fee” shall have the meaning given in paragraph 5R(1).
     “RBC Event” shall mean the occurrence and continuation of the following:
     (i) The Securities Valuation Office of the National Association of Securities Commissioners (together with any successor organization acceding to the authority thereof, hereinafter, the “SVO”) after the Amendment No. 3 Effective Date increases the amount of capital required to be held in reserve by a holder of the Notes in respect of such Notes from that which was required prior to the Amendment No. 3 Effective Date; and
     (ii) The amount of capital required to be held in reserve by a holder of the Notes in respect of such Notes as required by the

SVO has not subsequently been reduced to a level at or below that which was required prior to the Amendment No. 3 Effective Date.
Notwithstanding the foregoing, any changes in the capital reserve requirements imposed by the SVO that are applicable to all companies rated by the SVO generally shall not be considered a RBC Event.
“RBC Fee” shall have the meaning given in paragraph 5R(2).
          (q) Paragraph 11C. Consents to Amendments. Paragraph 11C of the Agreement is hereby amended by inserting the word “decrease” before the words “the rate” in the first sentence of such paragraph.
     2. Waivers.
     (a) Effective upon the Amendment No. 3 Effective Date, the Holders hereby (i) waive the provisions of paragraph 6C(5) of the Agreement with respect to the Seminole Plant Sale, consent to the release of the Seminole Plant Interest from the Lien of the Collateral Agent under the Security Documents contemporaneously with the consummation of the Seminole Plant Sale and agree that the Seminole Plant Sale shall not constitute a Default or Event of Default under the Agreement as a result of a violation of paragraph 6C(5) of the Agreement, (ii) agree that the consideration for the Seminole Plant Sale shall not be included in the calculation of the limitation on dispositions in paragraph 6C(5)(vii) of the Agreement and (iii) so long as no Default or Event of Default shall have occurred and be continuing at the time the Seminole Plant Sale is consummated, waive the requirement under paragraph 4F(i) of the Agreement that the Company make an offer to prepay the Notes as a result of the Seminole Plant Sale; provided, in each case, that (x) the Seminole Plant Sale is consummated on or before January 31, 2009 for Net Cash Proceeds (calculated without subtracting taxes paid or reasonably estimated to be payable as a result of such sale) equal to at least $75,000,000, (y) the Net Cash Proceeds of the Seminole Plant Sale are used to prepay the Advances (as defined in the Bank Agreement) and (z) no reduction in the commitments of the Banks to make loans to the Company under the Bank Agreement shall result from the Seminole Plant Sale or from the application of the Net Cash Proceeds from the Seminole Plant Sale to the Advances.
     (b) The foregoing waivers are limited to the extent described herein and shall not be construed to be a permanent waiver of paragraph 6C(5) or paragraph 4F(i) of the Agreement, a waiver of paragraph 6C(5) or paragraph 4F(i) of the Agreement with respect to any other sale, lease, transfer or other disposition of any Property by the Company or any Subsidiary, whether or not under similar circumstances, or a waiver of any other term, provision, covenant, warranty or agreement contained in the Agreement or in any of the other Loan Documents. The Holders reserve the right to exercise any rights and remedies available to them in connection with any present or future Defaults or Events of Default with respect to the Agreement or any other provision of any Loan Document.
     3. Representations and Warranties. In order to induce the Holders to enter into this Amendment, the Company hereby represents and warrants as follows:

     (a) The execution, delivery and performance by the Company and the Guarantors of this Amendment, the Agreement, as amended hereby, and each of the documents described in paragraph 4 hereof to which each is a party, have in each case been duly authorized by all necessary limited liability company, limited partnership or other organizational action and do not and will not (i) contravene the terms of the Company Partnership Agreement or the partnership or limited liability company agreement or certificate of formation (or other organizational documents) of the General Partner, the Company or any of their Subsidiaries, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the General Partner, the Company or any of their Subsidiaries is a party and which could subject any holder of Notes to any liability, (iii) conflict with or result in any breach or contravention of any order, injunction, writ or decree of any governmental authority binding on the General Partner, the Company, any of their Subsidiaries or their respective properties, (iv) violate any applicable law binding on or affecting the General Partner, the Company or any of their Subsidiaries, or (v) adversely affect the enforceability of any Lien of the Security Documents other than Liens being released in connection with the Seminole Plant Sale.
     (b) Each of the representations and warranties contained in paragraph 8 of the Agreement is true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects immediately upon, and as of the date of, the effectiveness of this Amendment in each case except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
     (c) On and as of the date hereof, and after giving effect to this Amendment, no Default or Event of Default exists under the Agreement.
     (d) No Governmental Action or consent of any other Person under any agreement to which the Company or any of its Subsidiaries is a party (other than consents that have been obtained) is required for the due execution, delivery or performance by the Company or the Guarantors of this Amendment, the Agreement, as amended hereby, or each of the documents described in paragraph 4 hereof to be executed by the Company or any Guarantor.
     (e) This Amendment, the Agreement, as amended hereby, and each of the documents described in paragraph 4 hereof to be executed by the Company or any Guarantor, constitute legal, valid and binding obligations of the Company or such Guarantor, as applicable, enforceable against the Company or such Guarantor, as applicable, in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in any proceeding in law or in equity).
     (f) The quarterly and annual financial statements most recently delivered to each Holder pursuant to paragraphs 5A(i) and 5A(ii) of the Agreement fairly present the Consolidated financial condition of the Company and its Subsidiaries as of the respective dates thereof and the Consolidated results of the operations of the Company and its Subsidiaries for the respective fiscal periods ended on such dates, all in accordance with GAAP applied on a consistent basis

(subject to normal year-end audit adjustments and the absence of footnotes in the case of the quarterly financial statements). Since December 31, 2007, no event has occurred which could result in a Material Adverse Effect. The Company and its Subsidiaries have no material contingent liabilities except as disclosed in such financial statements or the notes thereto.
     (g) There is no pending or, to the knowledge of the Company, threatened action or proceeding affecting the Company or any Subsidiary before any Governmental Person, referee or arbitrator that could reasonably be expected to have a Material Adverse Effect.
     (h) Neither the Company, the General Partner, the Ultimate General Partner nor any of their Subsidiaries have paid, or agreed to pay, any fees or other compensation to the lenders under the Bank Agreement for or with respect to the Amendment to Bank Agreement (as defined below) except for an amendment fee of 0.25% of the amount of the Commitments (as defined in the Bank Agreement as in effect on the date hereof) under the Bank Agreement and an arrangement fee payable to the Administrative Agent, the amendment to the definition of “Applicable Margin” in the Bank Agreement as set forth in the Amendment to Bank Agreement and the reimbursement of legal fees and expenses incurred in connection with the Amendment to Bank Agreement.
     4. Conditions to Effectiveness. When each of the following conditions have been satisfied (i) the amendment to the Agreement in Section 1(n)(i) shall become effective as of November 1, 2005 and (ii) the other amendments to the Agreement in Section 1 and the waivers under the Agreement in Section 2 shall become effective as of the date (the “Amendment No. 3 Effective Date”) first above written:
     (a) Each Holder shall have received the following, each to be dated the date of execution and delivery thereof unless otherwise indicated, and each to be in form and substance satisfactory to the Required Holder(s) and executed and delivered by each of the parties thereto:
     (i) this Amendment, duly executed by the Company, the Guarantors and the Holders; and
     (ii) an executed copy of an amendment to the Bank Agreement providing for waivers and amendments to the Bank Agreement substantially the same as the waivers and amendments to the Agreement as set forth in this Amendment (the “Amendment to Bank Agreement”); and
     (b) each Holder shall have received a payment of an amendment fee in an amount equal to 25 basis points times the aggregate principal amount of the Notes held by such Holder on the date of this Amendment.
     5. Affirmative Covenant. The Company hereby covenants and agrees that promptly after the Amendment No. 3 Effective Date it shall execute and deliver to each Holder an amended and restated Note in exchange for the Note currently held by such Holder to reflect the amendments thereto made under Section 1(a) through 1(f) hereof, in form and substance satisfactory to such Holder. Upon receipt of an amended and restated Note each Holder shall promptly surrender its current Note or an affidavit of lost note, as applicable, to the Company.

     6. Miscellaneous.
     (a) Effect on Agreement. On and after the Amendment No. 3 Effective Date, each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Agreement and each reference in the Notes and all other documents executed in connection with the Agreement to “the Agreement”, “thereunder”, “thereof”, or words of like import referring to the Agreement shall mean the Agreement as amended by this Amendment. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Except as set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Agreement nor constitute a waiver of any provision of the Agreement. Without limiting the generality of the foregoing, except as set forth in this Amendment nothing in this Amendment shall be deemed to (i) constitute a waiver of compliance or consent to noncompliance by the Company or any other Person with respect to any term, provision, covenant or condition of the Agreement or any other Loan Document or (ii) prejudice any right or remedy that any holder of Notes may now have or may have in the future under or in connection with the Agreement or any other Loan Document.
     (b) Counterparts. This Amendment may be executed in any number of counterparts (including those transmitted by facsimile) and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment. Delivery of this Amendment may be made by facsimile transmission of a duly executed counterpart copy hereof.
     (c) Expenses. The Company confirms its agreement, pursuant to paragraph 11B of the Agreement, to pay promptly all out-of-pocket expenses of the Holders related to the preparation, negotiation, reproduction, execution and delivery of this Amendment and all matters contemplated hereby and thereby, including without limitation all fees and out-of-pocket expenses of the Holders’ special counsel.
     (d) Governing Law. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK.
     (e) Affirmation of Obligations. Notwithstanding that such consent is not required under the Guaranties, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the undersigned to amend the Agreement as set forth herein, each of the Guarantors respectively (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty to which it is a party, and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.
     (f) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL

AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     (g) Consent to Amendment to Bank Agreement. Each Holder hereby consents to the terms of the Amendment to Bank Agreement.
{Remainder of this page blank; signature page follows.}

     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning at least one counterpart to the Company at 2501 Cedar Springs, Suite 600, Dallas, Texas 85201.

Very truly yours,

CROSSTEX ENERGY, L.P.

By:	Crosstex Energy GP, L.P.,
its general partner

By:	Crosstex Energy GP, LLC,
its general partner

By:	/s/ Michael Garberding

Name:	Michael Garberding
Title:	Vice President — Finance
Agreed to as of the Amendment No. 3 Effective Date:
PRUDENTIAL INVESTMENT MANAGEMENT, INC.

By:	/s/ Brian Thomas

Vice President
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Brian Thomas

Vice President
PRUCO LIFE INSURANCE COMPANY

By:	/s/ Brian Thomas

Vice President

PRUCO LIFE INSURANCE COMPANY OF
NEW JERSEY

By:	/s/ Brian Thomas

Vice President
GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc.,
as Investment Manager

By:	Prudential Investment Management, Inc.,
as Sub-Adviser

By:	/s/ Brian Thomas

Vice President
RGA REINSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Brian Thomas

Vice President
CONNECTICUT GENERAL LIFE INSURANCE
COMPANY

By:	Prudential Investment Management, Inc.,
as Investment Manager

By:	/s/ Brian Thomas

Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors,
L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Brian Thomas

Vice President
THE PRUDENTIAL LIFE INSURANCE
COMPANY, LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ Brian Thomas

Vice President
PRUDENTIAL RETIREMENT INSURANCE
AND ANNUITY COMPANY

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Brian Thomas

Vice President

MTL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Brian Thomas

Vice President
ING USA ANNUITY AND LIFE INSURANCE COMPANY
ING LIFE INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	ING Investment Management LLC, as Agent

By:	/s/ Paul Aronson

Name: Paul Aronson
Title: Vice President
JOHN HANCOCK LIFE INSURANCE COMPANY

By:	/s/ Eugene X. Hodge, Jr.

Name: Eugene X. Hodge, Jr.
Title: Managing Director
JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

By:	/s/ Eugene X. Hodge, Jr.

Name: Eugene X. Hodge, Jr.
Title: Authorized Signatory

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:	/s/ Eugene X. Hodge, Jr.

Name: Eugene X. Hodge, Jr.
Title: Authorized Signatory
SIGNATURE 7 L.P.

By:	John Hancock Life Insurance Company,
as Portfolio Advisor

By:	/s/ Eugene X. Hodge, Jr.

Name: Eugene X. Hodge, Jr.
Title: Authorized Signatory
GENWORTH LIFE AND ANNUITY INSURANCE COMPANY (AS SUCCESSOR BY
MERGER TO FIRST COLONY LIFE INSURANCE COMPANY)

By:	/s/ John R. Endres

Name: John R. Endres
Title: Investment Officer
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Lisa M. Ferraro

Name: Lisa M. Ferraro
Title: Director

METROPOLITAN LIFE INSURANCE COMPANY
METLIFE INVESTORS USA INSURANCE COMPANY
by Metropolitan Life Insurance Company, its investment manager
METLIFE INSURANCE COMPANY OF CONNECTICUT
by Metropolitan Life Insurance Company, its investment manager
METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT
by Metropolitan Life Insurance Company, its investment manager

By:	/s/ Judith A. Gulotta

Name: Judith A. Gulotta
Title: Managing Director
(executed by Metropolitan Life Insurance Company (i) as to itself as a Purchaser and (ii) as investment manager to MetLife Investors
USA Insurance Company as a Purchaser, MetLife Insurance Company
of Connecticut as a Purchaser and MetLife Life and Annuity Company
of Connecticut as a Purchaser)

Agreed to and acknowledged by each of the undersigned for the purposes set forth in paragraph 6(e) hereof:

GUARANTORS:
CROSSTEX ACQUISITION MANAGEMENT, L.P.
CROSSTEX MISSISSIPPI PIPELINE, L.P.
CROSSTEX SEMINOLE GAS, L.P.
CROSSTEX ALABAMA GATHERING SYSTEM, L.P.
CROSSTEX MISSISSIPPI INDUSTRIAL GAS SALES, L.P.
CROSSTEX GULF COAST TRANSMISSION LTD.
CROSSTEX GULF COAST MARKETING LTD.
CROSSTEX CCNG GATHERING LTD.
CROSSTEX CCNG PROCESSING LTD.
CROSSTEX CCNG TRANSMISSION LTD.
CROSSTEX TREATING SERVICES, L.P.
CROSSTEX NORTH TEXAS PIPELINE, L.P.
CROSSTEX NORTH TEXAS GATHERING, L.P.
CROSSTEX NGL MARKETING, L.P.
CROSSTEX NGL PIPELINE, L.P.

By:	Crosstex Energy Services GP, LLC
Sole General Partner of each above limited
partnership

By:	/s/ Michael Garberding

Name:	Michael Garberding
Title:	Vice President — Finance

CROSSTEX ENERGY SERVICES, L.P.

By:	Crosstex Operating GP, LLC,
its general partner

By:	/s/ Michael Garberding

Name:	Michael Garberding
Title:	Vice President — Finance

CROSSTEX OPERATING GP, LLC
CROSSTEX ENERGY SERVICES GP, LLC
CROSSTEX LIG, LLC
CROSSTEX TUSCALOOSA, LLC
CROSSTEX LIG LIQUIDS, LLC
CROSSTEX PROCESSING SERVICES, LLC
CROSSTEX PELICAN, LLC

By:	/s/ Michael Garberding

Name:	Michael Garberding
Title:	Vice President — Finance

SABINE PASS PLANT FACILITY JOINT VENTURE

By:	Crosstex Processing Services, LLC,
as general partner
and
By:	Crosstex Pelican, LLC, as general partner

By:	/s/ Michael Garberding

Name:	Michael Garberding
Title:	Vice President — Finance

Exhibit A
Holders
PRUDENTIAL INVESTMENT MANAGEMENT, INC.
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
PRUCO LIFE INSURANCE COMPANY
PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
GIBRALTAR LIFE INSURANCE CO., LTD.
RGA REINSURANCE COMPANY
CONNECTICUT GENERAL LIFE INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY
THE PRUDENTIAL LIFE INSURANCE COMPANY, LTD.
PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY
MTL INSURANCE COMPANY
ING USA ANNUITY AND LIFE INSURANCE COMPANY
ING LIFE INSURANCE AND ANNUITY COMPANY
RELIASTAR LIFE INSURANCE COMPANY
SECURITY LIFE OF DENVER INSURANCE COMPANY
JOHN HANCOCK LIFE INSURANCE COMPANY
JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)
SIGNATURE 7 L.P.
FIRST COLONY LIFE INSURANCE COMPANY
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA
METROPOLITAN LIFE INSURANCE COMPANY
METLIFE INVESTORS USA INSURANCE COMPANY
METLIFE INSURANCE COMPANY OF CONNECTICUT
METLIFE LIFE AND ANNUITY COMPANY OF CONNECTICUT